Exhibit 10.2

FIRST AMENDMENT TO PATENT AND TECHNOLOGY LICENSE AGREEMENT

THIS FIRST AMENDMENT TO PATENT AND TECHNOLOGY LICENSE AGREEMENT (“AMENDMENT”) is made on this 15th day of October, 2015, by and between Novel Anti-Infective Technologies, LLC, a Texas limited liability corporation having a principal place of business located at 4207 Clearwater Ct., Missouri City, TX 77459 (“LICENSOR”) and Leonard-Meron Biosciences, Inc., a Delaware corporation having a principal place of business located 11 Commerce Drive, First Floor, Cranford, NJ 07016 (“LICENSEE”).

RECITALS

A.       LICENSOR and LICENSEE entered into a Patent and Technology License Agreement dated May 14, 2014 (the “SUBLICENSE”) pursuant to which LICENSOR granted LICENSEE a sublicense to certain rights licensed to LICENSOR pursuant to a Patent and Technology License Agreement dated as of May 7, 2014 (the “SYSTEM LICENSE AGREEMENT”), with THE BOARD OF REGENTS (“BOARD”) of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), an agency of the State of Texas, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“UTMDACC”), a member institution of SYSTEM.

B.       LICENSOR has entered into an amendment to the SYSTEM LICENSE AGREEMENT titled “Amendment No. 3 to the Patent and Technology License Agreement” dated October 7, 2015 which grants LICENSOR certain rights to the technology identified in UTMDACC’s invention disclosure MDA14-098;

C.       LICENSOR and LICENSEE now desire to amend the SUBLICENSE to include in the “PATENT RIGHTS,” as defined in the SUBLICENSE, the rights of LICENSOR in MDA 14-098.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1. EXHIBIT 1 Amendment. EXHIBIT 1 to the SUBLICENSE is hereby amended and restated to read in its entirety as provided in EXHIBIT 1 attached to this AMENDMENT.

2. EXHIBIT 2 Amendment. EXHIBIT 2 to the SUBLICENSE is hereby amended by adding “and MDA 14-098” after “MDA03-038” in the first line.

3. No Further Amendment. Except as expressly amended hereby, the SUBLICENSE shall remain in full force and effect. This AMENDMENT shall be construed to be, and interpreted as, a part of the SUBLICENSE.

4. Counterparts. This AMENDMENT may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. For purposes of this AMENDMENT facsimile signatures or signatures by other electronic form of transfer, including PDF file, shall be deemed originals.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AMENDMENT.

LEONARD-MERON	NOVEL ANTI-INFECTIVE TECHNOLOGIES, LLC
BIOSCIENCES, INC.

By	By _______________________________
Printed Name: Myron Holubiak	Printed Name: _______________________
Title: Chief Executive Officer	Title: _____________________________

EXHIBIT 1

MDA No. (each an individual technology)	Inventors	IDR Title	U.S. and foreign patent application/patent numbers
MDA03-038	Issam I Raad, M.D.	Antimicrobials in Combination with Chelators and Ethanol for the Rapid Eradication of Microorganisms Embedded in Biofilm	U.S. Patent No.: 7,601,731; EP Serial No.: 04754538.9; CA Serial No.: 2,528,522; U.S. Serial No.: 13/095,262; U.S. Serial No.: 13/621,628
MDA14-098	Issam I Raad, M.D., Joel Rosenblatt, Ph.D.	Antimicrobial Catheter Lock/Flush Solutions with Enhanced Stability	None

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